UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2022

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

new york	1-16497	13-2595932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 FROM ROAD, SUITE 375 PARAMUS, new jersey 07652-3556
(Address of principal executive offices) (Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 2, 2022, Movado Group, Inc. (the “Company”), together with Movado Group Delaware Holdings Corporation, Movado Retail Group, Inc. and Movado LLC (together with the Company, the “U.S. Borrowers”), each a wholly owned domestic subsidiary of the Company, MGI Luxury Group GmbH (the “Swiss Borrower” and, together with the U.S. Borrowers, the “Borrowers”), a wholly owned Swiss subsidiary of the Company and successor to the prior Swiss borrowers, Movado Watch Company SA and MGI Luxury Group S.A., and MGI Luxury Group B.V. and Movado Group Nederland B.V., each a wholly owned Netherlands subsidiary of the Company, as guarantors (the “Guarantors”), entered into an Amendment No. 4 to Credit Agreement (the “Amendment”) with the lenders party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Agent”), which amends the Company’s Amended and Restated Credit Agreement dated as of October 12, 2018 by and among the Borrowers, the Guarantors, the lenders party thereto and the Agent. The Amendment, among other things, (i) recognizes the Swiss Borrower as a borrower under the $100.0 million senior secured revolving credit facility (the “Facility”) provided under the Credit Agreement, replacing the two prior Swiss borrowers as a result of the merger of such borrowers and the conversion of corporate form of the surviving entity, and (ii) provides for the early opt-in to replace LIBOR with Term SOFR as the benchmark for borrowings under the Facility in U.S. Dollars.

As of July 31, 2022, no loans were drawn, and approximately $306,000 in letters of were outstanding, under the Facility. As of July 31, 2022, availability under the Facility was approximately $99.694 million.

This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Fourth Amendment, dated August 2, 2022, to the Amended and Restated Credit Agreement, dated as of October 12, 2018, among the Company, certain U.S., Swiss and Netherlands subsidiaries thereof, the lenders party thereto and Bank of America, N.A. as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2022

MOVADO GROUP, INC.

By:	/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Senior Vice President, General Counsel and Secretary